Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-130203) on Form S-8 of our report dated June 24, 2013, which appears in this annual report on Form 11-K of Kearny Federal Savings Bank Employees’ Savings & Profit Sharing Plan and Trust for the year ended December 31, 2012.

Clark, New Jersey

June 24, 2013